UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2006

WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-23819	76-0547762
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Via Fortuna, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)   (512) 732-0932

(Former Name or Former Address, if Changed Since Last Report)

            Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐ Yes   ☒ No

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)    On February 23, 2006, the Board of Directors of Wilson Holdings, Inc. elected Jay Gouline, 53, as a member of the Board of Directors. The Registrant has not determined whether or not Mr. Gouline will serve as a member of any committee of the Board of Directors. There is no arrangement or understanding between Mr. Gouline and any other persons pursuant to which Mr. Gouline was elected as a director.

Since 1982, Mr. Gouline has served as the President of Springlake Corporation and Managing Member of Mayfield Associates, LLC, or the President of the General Partner of its predecessor in interest, Mayfield Associates Limited Partnership, both of which are private companies that engage in real estate acquisition and development activities, as well as property management activities. Since 1991, Mr. Gouline has also served as an instructor at the Edward Saint John School of Real Estate at Johns Hopkins University. From September 1985 to May 1991, Mr. Gouline served as an instructor at the University of Maryland, University College. Mr. Gouline holds a B.A. in Economics and Political Science from Lake Forest College and an MBA with majors in Finance and Accounting from the University of Chicago.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON HOLDINGS, INC.

Dated:	March 1, 2006	By:	/s/ Daniel Allen
Daniel Allen Executive Vice President and Chief Financial Officer